Exhibit 99.1

    Southside Bancshares and Fort Worth Bancshares Announce Merger Agreement

      TYLER, Texas, May 17 /PRNewswire-FirstCall/ -- Southside Bancshares, Inc. (Nasdaq: SBSI) and Fort Worth Bancshares, Inc., the bank holding company of Fort Worth National Bank announced today that they have signed a definitive agreement that provides for the merger of Fort Worth Bancshares, Inc. into a wholly-owned subsidiary of Southside Bancshares, Inc. The announcement was made jointly by B.
G. Hartley, Chairman and CEO of Southside Bancshares, Inc. and Bruce M. Davis, President and CEO of Fort Worth Bancshares, Inc.

      The agreement has been approved by the boards of directors of both companies. The consummation of the merger is subject to the approval of the shareholders of Fort Worth Bancshares, Inc., regulatory review and approval and customary closing conditions. The merger is expected to be consummated in the third quarter of 2007.

      This merger significantly expands Southside's presence in Texas into the dynamic Fort Worth, Arlington and Austin markets in Tarrant and Travis Counties in a manner that is expected to be accretive to Southside's shareholders in 2008. The expansion will make the Tarrant County market Southside's second largest lending market and third largest deposit market. Southside will retain the Fort Worth National Bank charter and will continue to operate Fort Worth National Bank in its historic markets under that name. Bruce M. Davis will remain as a director and president of Fort Worth National Bank. The Board of Directors of Fort Worth National Bank has agreed to remain and serve as advisory directors. In addition, given the strong cultural affinity and shared values between the two companies, senior management will sign employment agreements and has agreed to remain with Southside Bancshares, Inc. to take advantage of the additional products and services that can be delivered to the Fort Worth National Bank customer base.

      With $126 million in total assets, $99 million in loans and $100 million in deposits, Fort Worth National Bank is headquartered in Fort Worth, Texas. The bank has two branches in Fort Worth, one branch in adjoining Arlington and a loan production office in Austin. B. G. Hartley, Chairman and CEO of Southside said, "The lending opportunities available to us in these fast growing and very dynamic markets are extremely exciting. By utilizing a combination of the Fort Worth National Bank management team and our extensive product lines we believe significant deposit growth opportunities are also available. This merger should enhance our long-term shareholder value with the anticipated added benefit of being accretive beginning in 2008."

      Under the terms of the definitive agreement, the all cash transaction is valued at $36.5 million, based on a purchase price of $52.00 per share of Fort Worth Bancshares, Inc. common stock, subject to customary closing adjustments.

      "I am delighted we have reached an agreement to merge with Fort Worth National Bank. We believe it is an excellent transaction for our shareholders and theirs. Fort Worth National Bank has an excellent reputation in the markets it serves. I am extremely pleased we are retaining a preeminent group of bankers with strong local roots to manage the bank and continue providing top quality service to the Tarrant County and Austin area. Under Bruce M. Davis' leadership the bank has been a strong earner and strong performer. The bankers that have built Fort Worth National Bank understand the importance of serving their local communities, just as we have for 47 years. I am proud to welcome such a respected group of employees and the customers they serve into the Southside financial family," said B. G. Hartley.

      Bruce M. Davis, President and CEO of Fort Worth National Bank said, "We are excited to be entering into this strategic merger with Southside. It provides an incredible opportunity for our customers and employees to join a dynamic and diverse banking organization that has a consistent and solid record of growth similar to that of Fort Worth National Bank. At the same time, we are protecting our long standing reputation by joining with an organization that we believe shares our values. I am confident this is a positive move for all concerned, our shareholders, our customers, our employees and our communities we are privileged to serve. This affords us a higher loan limit, investment products, and a mortgage division to better serve our customers. We look forward to growing the Tarrant County and Austin markets as part of Southside and strengthening our combined position as a premier Texas-based bank. I am especially pleased that we will continue to operate under the Fort Worth National Bank name. We have known the bankers at Southside for many years and believe that adding the additional capabilities that Southside brings will create value for our customers as well as Southside's shareholders."

      Southside's financial advisors were Stifel, Nicolaus & Company, Incorporated and its legal advisors were Alston & Bird LLP. Fort Worth's financial advisors were Hovde Financial Inc. and its legal advisors were Bracewell & Giuliani LLP.

      Southside Bancshares, Inc. is a bank holding company with approximately $1.82 billion in assets that owns 100% of Southside Bank. Southside Bank currently has 35 banking centers in East Texas and operates a network of 40 ATMs.

      To learn more about Southside Bancshares, Inc., please visit our investor relations website at http://www.southside.com/investor. Our investor relations site provides a detailed overview of our activities, financial information, and historical stock price data. To receive e-mail notification of company news, events, and stock activity, please register on the E-mail Notification portion of the website. Questions or comments may be directed to Susan Hill at (903) 531-7220, or susanh@southside.com.

      Forward-Looking Statements

      Certain statements of other than historical fact that are contained in this document and in written material, press releases and oral statements issued by or on behalf of the Company, a bank holding company, may be considered to be "forward-looking statements" within the meaning of and subject to the protections of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management's views as of any subsequent date. These statements may include words such as "expect," "estimate," "project," "anticipate," "appear," "believe," "could," "should," "may," "intend," "probability," "risk," "target," "objective," "plans," "potential," and similar expressions. Forward-looking statements are statements with respect to the Company's beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements. For example, discussions of the effect of the merger on the Company's financial condition and results of operations, the ability of the Company to consummate the merger in a timely fashion, obtain regulatory approval, continue to profitably operate Fort Worth National Bank and maintain its market share in its historic markets and successfully integrate Fort Worth National Bank into its operations are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations. By their nature, certain statements are only estimates and could be materially different from what actually occurs in the future. As a result, the actual impact of the merger could materially differ from that set forth in such statement.

      Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 under "Forward-Looking Information" and Item 1A. "Risk Factors," and in the Company's other filings with the Securities and Exchange Commission. The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

SOURCE Southside Bancshares, Inc.
    -0-                             05/17/2007
    /CONTACT: B.G. Hartley, Chairman and CEO, +1-903-531-7228, or Sam Dawson, President, +1-903-531-7219, or Lee R. Gibson, EVP\CFO, +1-903-531-7221, all of
Southside Bancshares, Inc.; or Bruce M. Davis, President & CEO of Fort Worth Bancshares, Inc., +1-817-927-7323/
    /Web site:  http://www.southside.com /